Exhibit 16.1

November 22, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4.01 of Form 8-K of QT 5, Inc. for the event that occurred on November 15, 2004, and are in agreement with the statements contained therein insofar as they relate to our firm.



                                                CORBIN & COMPANY, LLP